Exhibit 10.2

STOCK OPTION ADDENDEM

TO

STOCK OPTION AGREEMENT DATED 06/27/2020

BY AND BETWEEN

WORTHINGTON FINANCIAL SERVICES AND LUDWIG ENTERPRISES, INC.

This 1st day of December 2022 Worthington Financial Services, Carl Rubin agent (WFS or Seller) and Ludwig Enterprises, Inc., Anne Blackstone, CEO (Ludwig or Buyer) together known as the “parties” agree to the following mutual modification and amendment to the “Stock Option Agreement” between the parties dated 06/27/2020:

1.	The number of shares to be transferred from Seller to Buyer shall be amended to 171,162,746. The number of shares listed on one or more of the certificates listed in the Stock Option Agreement may be reduce accordingly.

2.	All other terms, conditions, and sale price of $122,873.44 will remain unchanged.

AGREE TO BY THE PARTIES THIS 1st day of DECEMBER 2022 BY THE UNDERSIGNED:

By Seller:

Worthington Financial Services

Carl Rubin, Agent

By Buyer:

Ludwig Enterprises, Inc.

Anne Blackstone, CEO